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                                                                     EXHIBIT 3-2



                                    BY-LAWS


                                       OF


                           MCN INVESTMENT CORPORATION



                                   ARTICLE I

                                    OFFICES

         SECTION 1.1.   Registered Office.   The registered office of the
corporation shall be in Detroit, Michigan, at such place as the Board of Directors may from time to time designate.

         SECTION 1.2.   Other Offices.   The corporation may also have offices
at such other places both within and without the State of Michigan as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 2.1.   Annual Meeting.   The annual meeting of shareholders
shall be held each year on such day during the month of June, and at such hour of the day as shall be designated by the Board of Directors. At such meeting, the shareholders shall elect Directors and transact such other business as may come before the meeting. If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

         SECTION 2.2.   Place of Meetings.   The Board of Directors may
designate any place either within or without the State of Michigan as the place of meeting for any annual meeting or for any special meeting of shareholders. If no designation is made, the place of meeting shall be the registered office of the corporation in the State of Michigan.

         SECTION 2.3.   Notice of Meetings.   Except as otherwise provided by
law, written notice of the time, place





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and purpose or purposes for which a meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail by the corporation or its duly authorized agent, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage prepaid.

         SECTION 2.4.   Shareholder List.   Before every meeting of
shareholders, the officer or agent having charge of the stock transfer books shall prepare and certify a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order within each class, if any, the address of, and number of voting shares registered in the name of each shareholder. Such list shall be produced at the time and place of the meeting.

         SECTION 2.5.   Quorum.   At each meeting of shareholders, the holders
of record of a majority of the issued and outstanding stock of the corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Articles of Incorporation or these By-Laws.

         SECTION 2.6.   Proxies.   At every meeting of shareholders, each
shareholder has the right to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by the shareholder or his or her authorized agent or representative, and bearing a date not more than three years prior to such meeting, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting.

         SECTION 2.7. Voting. Except as otherwise provided in the Articles of Incorporation, at every meeting of shareholders each holder of record of the issued and outstanding stock of the corporation entitled to vote thereat shall be entitled to one vote, in person or by proxy, for each share of stock held by such shareholder. At all meetings of shareholders, a quorum being present, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide all matters presented to the shareholders except as otherwise required by law or the Articles of Incorporation.

         SECTION 2.8.   Action Without Meeting.   Any action required or
permitted to be taken at an annual or special





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meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.

         SECTION 2.9.   Adjournments.   Any annual or special meeting of
shareholders, whether or not a quorum is present, may be adjourned from time to time by a majority vote of the shares present in person or by proxy. Unless the Board of Directors fixes a new record date for the adjourned meeting, it shall not be necessary to give notice of the adjourned meeting if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.


                                  ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 3.1.   Management Responsibility.   The business and affairs of
the corporation shall be managed by the Board of Directors except as otherwise provided by law or by the Articles of Incorporation.

         SECTION 3.2.   Number; Election; Term.   The number of Directors shall
be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The Directors shall be elected at the annual meeting of shareholders or at any adjournment thereof. Each Director elected shall hold office until the succeeding annual meeting and until his or her successor shall be elected and shall qualify, or until his or her earlier resignation or removal.

         SECTION 3.3. Resignation and Vacancies. Any Director may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring on the Board of Directors through death, resignation, retirement, removal or other cause, or resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the then remaining Directors, though less than a quorum, or by the sole remaining Director, for a term of office





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continuing only until the next election of Directors by the shareholders.

         SECTION 3.4.   Meetings.

         (A) Annual Meetings. As soon as practicable after each annual election of Directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business.

         (B) Other Meetings. Other meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time determine or upon call by the Chairman, the President or by the Secretary.

         SECTION 3.5.   Notice of Meetings.   The Secretary shall give notice
to each Director of the time and place of such meeting. Notice of each meeting shall be mailed to each Director at his or her residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent by telegraph, cable, or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. The attendance or participation of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting, promptly objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. A written waiver of notice, signed by a Director, whether before or after the time stated therein, shall be deemed equivalent to adequate notice.

         SECTION 3.6.   Quorum and Manner of Acting.   At each meeting of the
Board of Directors, the presence of not less than a majority of the Board then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice until a quorum shall be present.

         SECTION 3.7.   Action By Consent.   Any action required or permitted
to be taken at any meeting of the Board of Directors or a Committee thereof may be taken without a meeting if, before or after the action, all members of the Board then in office or of the Committee consent thereto in writing. The written consents shall be filed with the minutes





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of proceedings of the Board and shall have the same effect as a vote of the
Board for all purposes.

         SECTION 3.8.   Meetings By Telephone.   Members of the Board of
Directors, or of any committee thereof, may participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

         SECTION 3.9.   Compensation.   Directors shall not receive any stated
salary or fees for their services as such. Members of the Board of Directors and of any Committee thereof shall be allowed reimbursement of reasonable expenses incurred by such member in connection with attending any meeting of the Board or committee thereof. Nothing contained in this Section shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.1.   Officers.    The officers of the corporation shall be a
President, a Secretary, and a Treasurer. The Board of Directors may elect or appoint such other officers of the corporation, including a Chairman, Controller, and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it deems necessary for the proper conduct and regulation of the business of the corporation and who shall have such authority and shall perform such duties as the Board of Directors or the President shall prescribe.

         SECTION 4.2.   Election and Term of Office.   The officers of the
corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors. If the election of officers shall not be held at such meeting of the Board, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient.
Each officer shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.





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         SECTION 4.3.   Removal or Resignation.   Any officer may be removed,
with or without cause, by the Board of Directors. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4.4.   Vacancies.   Any vacancy occurring in any office of the
corporation because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

         SECTION 4.5. President. The President, subject to the direction of the Board of Directors, shall be the Chief Operating Officer of the corporation and shall be responsible for directing and overseeing the administration and operations of the corporation. In the absence or disability of the President, the officer designated by the Board of Directors shall perform the duties and have the authority and exercise the powers of the President.

         SECTION 4.6.   Secretary.   The Secretary shall keep the minutes of
the meetings of the shareholders, the Board of Directors and committees of Directors, in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; and, have charge of the corporate records and of the seal of the corporation. The Secretary shall perform such other duties and have such other authority and powers as the Board of Directors or the President may from time to time prescribe.

         SECTION 4.7.   Treasurer.   The Treasurer shall be responsible to the
Board of Directors for the receipt, custody and disbursement of all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever; designate banks, trust companies, financial institutions and depositories for the collection, investment and borrowing of funds of the corporation; disburse the funds of the corporation as ordered by the Board of Directors, the President or as required in the ordinary conduct of the business of the corporation; render to the President or the Board of Directors, upon request, an account of all transactions as Treasurer and a report on the financial condition of the corporation; and in general, perform all the duties incident to the office of Treasurer and such other





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duties as from time to time may be assigned to the Treasurer by the Board of
Directors, the President, or these By-Laws.

         SECTION 4.8.   Vice President, Controller, Assistant Treasurers,
Assistant Secretaries and Assistant Controllers, etc.   Any Vice President,
Controller or other officer shall perform such duties as shall be assigned by the Chairman, President or Board of Directors. The Assistant Treasurers, Assistant Secretaries and Assistant Controllers shall, in general, perform such duties as shall be assigned to them by the Treasurer, Secretary or Controller, respectively.


                                   ARTICLE V

                                   COMMITTEES

         SECTION 5.1.   Committees.   The Board of Directors may by resolution
establish such Committees as may be desirable, the responsibilities and duties of which may be prescribed by the Board, subject to such limitations as provided by law. In the absence or disqualification of a member of a Committee, the members of the Committee present at a meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act in the place of the absent or disqualified member.


                                   ARTICLE VI

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 6.1.   Indemnification.   The Corporation shall indemnify its
directors and officers to the fullest extent permitted by law.


                                  ARTICLE VII

                          CERTIFICATES FOR SHARES AND
                                 THEIR TRANSFER

         SECTION 7.1.   Certificates for Shares.   Any certificates for shares
of the capital stock of the corporation, shall be in such form as shall from time to time be approved by the Board of Directors. A certificate shall be signed by the President or a Vice President and may also be signed by the Secretary or Treasurer. The signatures of the officers may be facsimiles if the certificate is countersigned





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by a transfer agent or registered by a registrar other than the corporation itself or its employees. In case an officer who has signed or whose facsimile signature has been placed on a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue.

         SECTION 7.2.   Transfer of Shares.   Shares shall be transferable only
on the books of the corporation by the holder thereof in person or by his or her duly authorized attorney.

         SECTION 7.3.   Fixing Record Date.   The record date for determining
shareholders for any purpose may be fixed by resolution of the Board of Directors and, if so fixed, shall be not more than 60 days before any meeting, payment date, or any other action and, in the case of a meeting, shall not be less than 10 days before such meeting.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 8.1.   Books and Records.   The corporation shall keep current
and complete books and records of account and shall keep minutes of the proceedings of the shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the names and addresses of all shareholders and the number and class of shares held by each.

         SECTION 8.2.   Fiscal Year.   The fiscal year of the corporation shall
commence on the first day of January, and end the thirty-first day in December of each year.

         SECTION 8.3.   Corporate Seal.   The corporate seal of the corporation
shall be circular in form, with the name of the corporation engraved around the margin, and the figures "1986", the year of its incorporation, engraved in the center.

         SECTION 8.4.   Voting of Stock.   Unless otherwise ordered by the
Board of Directors, the President or any Vice President of the corporation shall have full power and authority to act and vote, in the name and on behalf of this corporation, at any meeting of shareholders of any corporation in which this corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and





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shall have full power and authority to execute, in the name and on behalf of this corporation, proxies authorizing any suitable person or persons to act and to vote at any meeting of shareholders of any corporation in which this corporation may hold stock, and at any such meeting the person or persons so designated shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock.

         SECTION 8.5.   Amendment of By-Laws.   Subject to applicable law, the
Board of Directors shall have power to adopt, amend and repeal the By-laws of the corporation. Nothing in this Section shall be construed to limit the power of the shareholders to amend, alter or rescind any of the By-laws of the corporation.





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